Putnam Classic Equity
May 31, 2006 Semiannual Report


Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended May 31, 2006, Putnam Management has assumed $5,734 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).

72DD1 (000s omitted)		Class A	 2,451
					Class B	    25
					Class C	     4

72DD2 (000s omitted)		Class M	    43
					Class R	     0
					Class Y	    30

73A1					Class A	 0.053
					Class B	 0.002
					Class C	 0.003

73A2					Class M	 0.019
					Class R	 0.039
					Class Y	 0.070

74U1	(000s omitted)		Class A	45,108
					Class B	 9,198
					Class C	 1,079

74U2	(000s omitted)		Class M	 2,086
					Class R	     2
					Class Y	   399

74V1					Class A	 13.32
					Class B	 13.20
					Class C	 13.29

74V2					Class M	 13.26
					Class R	 13.30
					Class Y	 13.33

Additional Information about Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.